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                                                   Exhibit 3.2

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                                      BYLAWS

                                         OF

                                CROPKING, INCORPORATED



ARTICLE I. OFFICES
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         1.1 REGISTERED OFFICE. The corporation shall maintain a registered office and registered agent in the State of Delaware. The corporation may have other offices, including its executive offices, either within or without the State of Delaware at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

ARTICLE II. MEETINGS OF STOCKHOLDERS
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         2.1 ANNUAL MEETINGS. An annual meeting of stockholders for the election of directors and for the transaction of any other proper business shall be held at the executive office of the corporation or at such other place and at such time and date as the Board of Directors, by resolution, shall determine and shall cause to be specified in the notice of the meeting, provided that in the absence of any contrary determination by the Board of Directors the time and date of the annual meeting shall be.

         If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

         2.2 SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be held at the call of the President or by resolution of the directors or by the written request of a majority of the stockholders, to be held at such time and place within or without the State of Delaware as shall be stated in the notice of the meeting.

        2.3 VOTING. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by him, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote, except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

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         A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order with the address of each and the number of shares held by each, shall be open to examination by any stockholder for any purpose germane to the meeting during ordinary business hours for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

         2.4 QUORUM. Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, the presence in person or by proxy of stockholders holding a majority of stock of the corporation entitled to vote shall constitute a quorum at all meetings of stockholders. In case a quorum shall not be present at any meeting, a majority in interest of stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time without notice, other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment.

         2.5 NOTICE OF MEETINGS. Written notice of all meetings stating the place, date, and time of the meeting and the general nature of the business to be considered shall be given to each stockholder entitled to vote thereat, at his address as it appears on the records of the corporation, not less than ten nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

         2.6 ACTION WITHOUT MEETING. Unless otherwise provided by the Certificate of Incorporation, any action required or which may be taken at an annual or special meeting of stockholders may be taken without a meeting and without prior notice and a vote if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


ARTICLE III. DIRECTORS

         3.1 NUMBER AND TERM. The number of directors comprising the Board of Directors shall be not less than one nor more than nine. The number of directors may from time to time be increased or decreased by amendment of this Section but shall in no event be reduced to less than one. The Board shall be elected at the annual meeting of stockholders and each director shall be elected to serve until his successor is elected and qualified. Directors need not be stockholders.

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          3.2 RESIGNATIONS. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

          3.3 VACANCIES. If the office of a director, a member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum, or the sole remaining directors may be a majority vote appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term or until his successor is duly chosen.

          3.4 REMOVAL. A director may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote at a special meeting of the stockholders called for that purpose and the vacancy thus created may be filled by the affirmative vote of a majority in interest of the stockholders entitled to vote thereat.

          3.5 INCREASE OF NUMBER. The number of directors may be increased by amendment of these By-Laws by the affirmative vote of a majority of the directors, though less than a quorum, or by the affirmative vote of a majority in interest of the stockholders at the annual meeting or at a special meeting called for that purpose. By like vote, additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualified.

          3.6 POWERS. The Board of Directors shall exercise all powers of the corporation except those which by law or the Certificate of Incorporation or these By-Laws are conferred upon or reserved to stockholders.

          3.7 COMMITTEES. The Board of Directors may by resolution passed by a majority of directors designate one or more committees, each committee to consist of one or more directors. The Board may designate one or more directors as alternate members of any committee, who may replace an absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of business and affairs of the corporation and may require it. However, in the absence or disqualification of any member of such committee, the members thereof present at the meeting and not disqualified from voting, whether constituting a quorum or not, may unanimously appoint another member of the Board of Directors to act in the place of such absent or disqualified member.

          3.8 MEETINGS. The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business immediately after the annual meeting of the stockholders, if a quorum be present, or the time and place of such meeting may be fixed by the consent in writing of all directors.

          Regular meetings of the directors may be held without notice at such place and time as shall be determined by resolution of the directors.


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          Special meetings of the Board may be called by the President or by the Secretary on the written request of any two directors on at least two days notice to each director and shall be held at such place as may be determined by the directors or as shall be stated in the call of the meeting.

          3.9 QUORUM. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained and no further notice thereof need be given other than by announcement at the meeting so adjourned.

          3.10 COMPENSATION. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board, a fixed fee and expenses of attendance may be allowed for attendance at each meeting.

          Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, or otherwise and from receiving compensation therefor.

          3.11 ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof may be taken without a meeting if all members of the Board or Committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or Committee.

          3.12 ACTION BY TELEPHONE CONFERENCE. Members of the Board of Directors or any committee designated thereby may participate in any meeting of such Board or Committee by means of conference telephone or similar communications equipment in which all persons participating can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.


ARTICLE IV. OFFICERS

          4.1 OFFICERS. The officers of the corporation shall be a President, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors and shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chairman, one or more Vice Presidents and such Assistant Secretaries and Assistant Treasurers as they may deem proper. None of the officers of the corporation need be directors. The officers shall be elected at the First meeting of the Board of Directors after each annual meeting. Any number of offices may be held by the same person.

          4.2 OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it may deem advisable. They shall hold their offices for such terms and exercise such powers and perform such duties as may be determined from time to time by the Board of Directors.


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         4.3  CHAIRMAN. The Chairman of the Board of Directors, if one be
elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

         4.4 PRESIDENT. The President shall be the chief executive officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall preside at all meetings of stockholders if present thereat and, in the absence or non-election of a Chairman of the Board of Directors, at all meetings of the Board of Directors. He shall have general supervision, direction and control of the business of the corporation and, except as the Board of Directors shall authorize the execution thereof in some other manner, shall execute bonds, mortgages and other contracts in behalf of the corporation and cause the seal to be affixed to any instrument requiring it. When so affixed, the seal shall be attested by the signature of the Secretary or the Treasurer, or an Assistant Secretary or an Assistant Treasurer.

         4.5 VICE PRESIDENT. Each Vice President shall have such powers and perform such duties as shall be assigned to him by the directors.

         4.6 TREASURER. The Treasurer shall have custody of corporate funds and securities and keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositaries as may be designated by the Board of Directors.

         The Treasurer shall disburse funds of the corporation as ordered by the Board of Directors or the President, taking proper vouchers for such disbursements. He shall render to the President and the Board of Directors at its regular meetings of the Board of Directors, or whenever the directors may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe.

         4.7 SECRETARY. The secretary shall give or cause to be given notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws. In case of his absence, refusal or neglect to do so, the notice may be given by any person thereunto directed by the President, the directors, or the stockholders, upon whose requisition the meeting is called as provided in these By-Laws. He shall record all proceedings of the meetings of the corporation and its directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the President. He shall have custody of the corporate seal, affix it to all instruments requiring it when authorized by the directors or the President, and attest the same.

         4.8 ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and perform such duties as shall be assigned to them respectively by the directors.


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ARTICLE V. MISCELLANEOUS

         5.1 CERTIFICATES OF STOCK. Certificates of stock, signed by the Chairman or Vice Chairman of the Board of Directors, if they be elected, the President or Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by him in the corporation. When such certificates are countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, the signatures of such officers may be facsimiles.

         5.2 LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed. The directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives to give the corporation a bond in such sum as they may direct not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of certificates or the issuance of all new certificates.

         5.3 TRANSFER OF SHARES. Shares of stocks of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon such transfer the old certificates shall be surrendered to the corporation by delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled and new certificates issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

         5.4 STOCKHOLDERS RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of dividends or other distribution or allotment of rights, or entitled to exercise rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting nor more than sixty days prior to any other action. A determination of stockholders shall apply to any adjournment of the meeting, provided that the Board of Directors may fix a new record date for the adjourned meeting.

         5.5 DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of funds of the corporation available for dividends such sums as the directors from time to time in their discretion deem proper for working capital, a reserve to meet contingencies, equalizing dividends, or such other purposes as the directors shall deem conducive to the interests of the corporation.

         5.6 SEAL. The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words "CORPORATE SEAL DELAWARE". The seal may be used by causing it or a facsimile to be impressed, affixed or reproduced.

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          5.7  FISCAL YEAR.  The fiscal year of the corporation shall close on such date as the Board of Directors may from time to time determine and specify by Resolution, provided that in the absence of any contrary determination by the Board of Directors the fiscal year shall close on December 31.

          5.8 CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

          5.9 NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these By-Laws, personal notice is not meant unless expressly so stated. Any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Statute.

          Whenever notice is required to be given under the provisions of any law or under the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

          These By-Laws may be altered, repealed, or new By-Laws adopted at any annual or special meeting of stockholders, if notice thereof is contained in the notice of such meeting, by affirmative vote of a majority of the holders of issued and outstanding stock entitled to vote thereat, or by affirmative vote of a majority of directors at any regular or special meeting of the Board, if notice thereof is contained in the notice of such special meeting.


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